                                                                     Exhibit 4.2

                                FACE OF SECURITY
                               FLOATING RATE NOTE

REGISTERED                                             REGISTERED
NO. FLR                                                U.S. $ [PRINCIPAL AMOUNT]
                                                       CUSIP:*

      Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*




----------
   *    Applies only if this Note is a Registered Global Security.

                                  NABISCO, INC.
                                MEDIUM-TERM NOTE
                                 (FLOATING RATE)

--------------------------------------------------------------------------------
BASE RATE:                 ORIGINAL ISSUE DATE:      MATURITY DATE:
--------------------------------------------------------------------------------
INDEX MATURITY:            INTEREST ACCRUAL DATE:    INTEREST PAYMENT DATE(S):
--------------------------------------------------------------------------------
SPREAD (PLUS OR MINUS):    INITIAL INTEREST RATE:    INTEREST PAYMENT PERIOD:
--------------------------------------------------------------------------------
ALTERNATE RATE EVENT       INITIAL INTEREST RESET    INTEREST RESET PERIOD:
  SPREAD:                    DATE:
--------------------------------------------------------------------------------
SPREAD MULTIPLIER:         MAXIMUM INTEREST RATE:    INTEREST RESET DATE(S):
--------------------------------------------------------------------------------
REPORTING SERVICE:         MINIMUM INTEREST RATE:    CALCULATION AGENT:
--------------------------------------------------------------------------------
INDEX CURRENCY:            INITIAL REDEMPTION DATE:  SPECIFIED CURRENCY:
--------------------------------------------------------------------------------
EXCHANGE RATE AGENT:       INITIAL REDEMPTION        TOTAL AMOUNT OF OID:
                             PERCENTAGE:
--------------------------------------------------------------------------------
OTHER PROVISIONS:          ANNUAL REDEMPTION         ORIGINAL YIELD TO
                             PERCENTAGE REDUCTION:     MATURITY:
--------------------------------------------------------------------------------
                           OPTIONAL REPAYMENT        INITIAL ACCRUAL PERIOD OID:
                             DATE(S):
--------------------------------------------------------------------------------
                                                     DESIGNATED CMT TELERATE
                                                       PAGE:
--------------------------------------------------------------------------------
                                                     DESIGNATED CMT MATURITY
                                                       INDEX:
================================================================================

      Nabisco, Inc., a New Jersey corporation (together with its successors and
assigns, the "ISSUER"), for value received, hereby promises to pay to       , or
registered assignees, the principal sum of U.S. $         , on the Maturity Date
specified above (except to the extent redeemed or repaid prior to the Maturity
Date) and to pay interest thereon, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); PROVIDED, HOWEVER, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and PROVIDED, FURTHER, that, subject to the next succeeding sentence, if an Interest Payment Date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be postponed to the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date shall be the immediately preceding day that is a Business Day. If the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity Date or redemption or repayment date, as the case may be.

      Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "RECORD DATE"); PROVIDED, HOWEVER, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

      Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register; PROVIDED, HOWEVER, that if the registered Holder of this Note is (i) Cede & Co. or (ii) a holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, such Holder will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

      If this Note is denominated in a Specified Currency other than U.S. dollars, and the Holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing [not less than 15 calendar days prior to the applicable payment date]** [, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be]***; PROVIDED THAT, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, PROVIDED, FURTHER, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and PROVIDED, FURTHER, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

      If so indicated on the face hereof, the Holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.


----------
   **  Applies for a Registered Note that is not in global form.
   *** Applies only for a Registered Global Security.

      If the Holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the aggregate amount of the Specified Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                              NABISCO, INC.


                                    By ______________________________
                                       Name:
                                       Title:


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
referred to in the within-
mentioned Indenture.

CITIBANK, N.A., as Trustee


By ______________________________
   Authorized Officer

                               REVERSE OF SECURITY

      This Note is one of a duly authorized issue of Medium-Term Notes, having maturities of nine months or more from the date of issue (the "NOTES") of the Issuer. The Notes are issuable under an Indenture, dated as of June 5, 1995 (the "INDENTURE"), between the Issuer and Citibank, N.A., as Trustee (the "TRUSTEE," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Citibank, N.A. at its corporate trust office in The City of New York as the paying agent (the "PAYING AGENT," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

      This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

      If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed, not less than 30 nor more than 60 days prior to the date fixed for redemption, to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the

Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; PROVIDED, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "INTEREST RESET DATE" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect hereon for the 10 days immediately prior to the Maturity Date hereof (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date) shall be that in effect on the tenth calendar day preceding the Maturity Date hereof or such date of redemption or repayment, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, "BUSINESS DAY" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET SETTLEMENT DAY").

      The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime

Rate and CMT Rate will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR (or to LIBOR when the Index Currency is euros) shall be the second TARGET Settlement Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is euros) shall be the second London Banking Day preceding such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date. As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; PROVIDED, HOWEVER, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

      The "CALCULATION DATE" pertaining to any Interest Determination Date will be the earlier (i) of the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day preceding the applicable Interest Payment Date or maturity, as the case may be.

      DETERMINATION OF CD RATE. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof set forth in the daily update of H.15(519) available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update or any successor site or publication ("H.15 DAILY UPDATE"). If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction in that market at that time with a remaining maturity closest to the Index Maturity specified on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

      DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper-Nonfinancial," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the H.15 Daily Update under the heading "Commercial Paper-Nonfinancial." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest
Rate).

      "MONEY MARKET YIELD" shall be the yield calculated in accordance with the following formula:

                                           D x 360
                   Money Market Yield = -------------- x 100
                                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

      DETERMINATION OF EURIBOR RATE. If the Base Rate specified on the face hereof is "EURIBOR," for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service ("TELERATE PAGE 248") as of 11:00 a.m. (Brussels time).

      The following procedures shall be followed if the rate cannot be determined as described above:

            (i) if the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S. $1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

            (ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the Calculation Agent (after consultation with the Issuer) at approximately 11:00 a.m. (Brussels time), on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

            (iii) If the banks so selected by the Calculation Agent are not quoting as described in (ii) above, the EURIBOR rate in effect for the applicable period shall be the same as the EURIBOR rate then in effect on the Interest Determination Date.

            "EURO-ZONE" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "TREATY").

      DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 9:00 A.M., New York City time, on such Interest Determination Date arranged by three leading brokers in Federal funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

      DETERMINATION OF LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined as follows:

            (i) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR REUTERS"), or (b) the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR TELERATE"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page " 3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

            (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("REFERENCE BANKS") to prime banks in the London interbank market commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the rate of LIBOR in effect on such date.

      DETERMINATION OF PRIME RATE. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the rate published in the H.15 Daily Update under the heading "Bank Prime Loan". If such rate is not yet published in either H.15(519) or H.15 Daily Update prior to 3:00 P.M., on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME 1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than four quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates of at least three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company, to quote such rate or rates; PROVIDED, HOWEVER, that if the substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Period will be the Prime Rate in effect for the immediately preceding Interest Reset Period (or, if there is no such Interest Reset Period, the Initial Interest Rate). "Reuters Screen USPRIME 1 Page" means the display designated as Page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

      DETERMINATION OF TREASURY RATE. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the auction held on such date of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified on the face hereof, as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any other successor service, on page 56 or any successor to such page ("TELERATE PAGE 56") or page 57 or any successor to such page ("TELERATE PAGE 57"). If such rate is not published on Telerate Page 56 or Telerate Page 57 by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate will be the bond equivalent yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update under the caption "U.S. Government Securities/Treasury Bills/Auction High" or if not so published by 3:00 p.m., New York City time, on such Calculation Date, the bond equivalent yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not announced by the United States Department of Treasury, or if the auction is not held, then the Treasury Rate will be the bond equivalent yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or if such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on such date as published in H.15 Daily Update under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If the rate referred to in the immediately preceding sentence is not so published by 3:00 p.m., New York City time, on such Calculation Date, then the Treasury Rate will be calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable thereon shall be the Initial Interest Rate).

      DETERMINATION OF CMT RATE. If the Base Rate specified on the face hereof is the CMT Rate, the CMT Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate displayed for the Index Maturity specified on the face hereof on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "REFERENCE DEALER") in The City of New York (which may include affiliates of the Issuer) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Issuer, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("TREASURY NOTES") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Issuer, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate). If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

      "DESIGNATED CMT TELERATE PAGE" means the display on the Dow Jones Telerate Service specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

      "DESIGNATED CMT MATURITY INDEX" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

      Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.

      At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

      Unless otherwise indicated on the face hereof, interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be; PROVIDED, HOWEVER, that if the Interest Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued through and including the Record Date next preceding the applicable Interest Payment Date. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Prime Rate or LIBOR (except if the Index Currency is pounds sterling) as specified on the face hereof, (ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling or
(iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate, as specified on the face hereof. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

      This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and PARI PASSU with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

      This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency in which a payment on any note was to be made published by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") on the Business Day immediately preceding the date of issuance. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m, New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o     at which the applicable dealer commits to execute a contract.

      The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and registration of transfer of Notes. The transfer of this Note may be registered at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; PROVIDED, HOWEVER, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and registrations of transfer of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or registration of transfer.

      In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

      In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to, the conditions provided in the Indenture.

      The Indenture contains provisions which provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the securities of any series issued thereunder (the "SECURITIES") with the written consent of the holders of a majority in principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; PROVIDED that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not:

            (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

            (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

            (iii) waive a Default in the payment of principal of or interest on any Security of such Holder; or

            (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

      It is also provided in the Indenture that, subject to certain conditions, the holders of at least a majority in principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

      Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, if that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m, New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o     at which the applicable dealer commits to execute a contract;

       PROVIDED, HOWEVER, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the Holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the EC, as amended by the Treaty. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate AgenT at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "EXCHANGE DEALERS") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those Holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

      The "EXCHANGE RATE AGENT" shall be Citibank, N.A. , unless otherwise indicated on the face hereof.

      All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes and coupons.

      So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, registration of transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

      With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

      No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

      Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


            TEN COM   - as tenants in common
            TEN ENT   - as tenants by the entireties
            JT TEN    - as joint tenants with right of survivorship and not as
                        tenants in common


      UNIF GIFT MIN ACT - _____________________ Custodian ______________________
                                 (Minor)                          (Cust)

      Under Uniform Gifts to Minors Act _____________________________
                                                   (State)

      Additional abbreviations may also be used though not in the above list.


                                ----------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


---------------------------------------------
  [PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated: _________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


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         (Please print or typewrite name and address of the undersigned)


      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid: ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): .


Dated: ______________________

                                             ___________________________________
                                             NOTICE: The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as written
                                             upon the face of the within
                                             instrument in every particular
                                             without alteration or enlargement.


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